UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

TRYCERA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30872	33-0910363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18100 Von Karman Ave, Suite 850, Irvine, California 92612
(Address of Principal Executive Offices)

949-705-4480
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 15, 2018, management of Trycera Financial Inc. (the “Company”) determined that the previously issued financial statements included in the interim Quarterly Reports for periods ended June 30, 2015, and September 30, 2015, filed by the Company with the Securities and Exchange Commission (the “SEC”) included stock-based compensation valuation which the Company and its current independent registered public accounting firm, RBSM, LLP have agreed to re-value, revise and restate.

The Company intends to file with the SEC restated financial information for the affected periods, in the corresponding interim periods in the subsequent year.

The Company’s management has discussed the matters disclosed under this Item 4.02 with the Audit Committee and the Board of Directors of the Company as well as with RBSM, LLP, the Company’s current independent registered public accounting firm and Pritchett Siler & Hardy, PC the Company’s predecessor independent registered public accounting firm and all parties are in agreement.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 16, 2018	TRYCERA FINANCIAL, INC.

By:	/s/ Ray Smith
Ray Smith, Chief Executive Officer